                                                                    EXHIBIT 99.2
                                                                    ------------

                  AGREEMENT TO SELL STOCK AND MUTUAL RELEASE


     THIS AGREEMENT TO SELL STOCK AND MUTUAL RELEASE ("Agreement"), dated as of October 27, 2000, by and among Citizen First Financial Corp., a Delaware corporation (the "Company") and Lawrence B. Seidman, an individual ("Seidman") and his Affiliates (as defined below). Seidman's Affiliates are collectively referred to herein as the "Seidman Affiliates."

                                R E C I T A L S
                                ---------------

     Whereas, the Company and Seidman have engaged in certain discussions concerning various alternative means by which the Company can increase stockholder value for the benefit of all of the Company's stockholders; and

     Whereas, the Company intends to adopt one or more of the various alternatives, including, but not limited to, the Dutch Auction Tender Offer referred to herein; and

     Whereas, the parties agree that, in light of the foregoing, the interests of the Company and its stockholders would be served by the avoidance of the substantial expense and disruption occasioned by the continuation of dissident stockholder activities by Seidman and the Seidman Affiliates; and

     Whereas, Seidman and Seidman Affiliates own 80,300 shares of the $0.01 par value Common Stock of the Company (the "Shares"), which is approximately 4.1% of the issued and outstanding shares of Common Stock of the Company, as set forth on Exhibit A attached hereto; and

     Whereas, the Seidman Affiliates have proposed to sell the Shares in accordance with the terms of this Agreement; and

     Whereas, the Board of Directors of the Company, in consultation with legal and financial advisors, has unanimously determined that the actions to be taken by the Company described herein are in the best interests of the Company and its stockholders;

     NOW, THEREFORE, the Company, Seidman and the Seidman Affiliates in consideration of the agreements, covenants and conditions set forth herein, agree as follows:

                                  ARTICLE 1.

                         TENDER AND/OR SALE OF SHARES

     1.1 TENDER AND/OR SALE OF SHARES BY SEIDMAN AFFILIATES. The Seidman Affiliates shall, at its option, EITHER (i) tender the Shares or any portion thereof to the

                                    5 of 17

Company pursuant to the terms and conditions of the modified Dutch Auction Tender Offer made by the Company commencing on or around October 31, 2000 (the "Dutch Auction"), OR (ii) sell the Shares (including any Shares tendered in the Dutch Auction but not accepted by the Company) into the open market, OR (iii) otherwise dispose of the Shares, such that by December 31, 2000 no Shares shall be owned by Seidman or any Seidman Affiliate (including any Affiliate thereof).

     1.2 DUTCH AUCTION TENDER OFFER. The Company agrees to conduct the Dutch Auction to purchase in the aggregate 391,000 shares of Company common stock at a price not less than $15.00 nor in excess of $17.00 per share in accordance with the terms described in the Company's Schedule TO as filed with the SEC pursuant to Rule 13e-4 under the 1934 Act.

                                  ARTICLE 2.

                        REPRESENTATIONS AND WARRANTIES
                       OF SEIDMAN AND SEIDMAN AFFILIATES

     Seidman and the Seidman Affiliates represent and warrant to the Company as follows:

     2.1 OWNERSHIP AND DELIVERY OF SHARES. The Seidman Affiliates are the lawful owners of record of the Shares and the Shares being transferred by the Seidman Affiliates are owned by such entities, free and clear of any and all pledges, security interests, liens, charges, encumbrances or adverse claims. There are no outstanding options, warrants, calls, subscriptions, agreements or commitments of any character affecting the Shares except as to which the Company is a party. None of the Seidman Affiliates is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of the Shares.

     2.2 AUTHORIZATION OF TRANSACTION. Each of the persons signing this Agreement on behalf of the Seidman Affiliates has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by each of the Seidman Affiliates and constitutes the valid and legally binding obligation of such Person, enforceable against it in accordance with the terms and conditions hereof. None of the Seidman Affiliates is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of its stockholders, partner, or members (as the case may be) or of any government or governmental agency or any stock exchange in order to consummate the transactions contemplated by this Agreement.

     2.3 NONCONTRAVENTION. Neither the execution and the delivery by such Seidman Affiliate of this Agreement, nor the consummation by such entity of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which it is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets are subject.

                                    6 of 17

     2.4 LITIGATION. Neither Seidman nor any Seidman Affiliate has any knowledge (as defined below) of any action, suit, proceeding, hearing, or investigation of, in or before any court or quasi- judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving the Shares, his or its ownership or authority with respect to the Shares, or the transactions contemplated by this Agreement.

     2.5 ENTIRE OWNERSHIP. Other than the Shares as set forth on Exhibit A hereto, neither Seidman nor any Seidman Affiliate (including any Affiliate thereof) beneficially owns, directly or indirectly, any securities issued by the Company. From the date of this Agreement up to and including the date on which Seidman and the Seidman Affiliates have satisfied his and their requirements under Section 1.1 of this Agreement, Seidman and each Seidman Affiliate agrees to provide an updated Exhibit A within two (2) days of any change in the information contained on Exhibit A.


                                  ARTICLE 3.

                 REPRESENTATION AND WARRANTIES OF THE COMPANY

     The Company represents, warrants and agrees for the benefit of Seidman and the Seidman Affiliates as follows:

     3.1 AUTHORIZATION OF TRANSACTION. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

     3.2 NONCONTRAVENTION. Neither the execution and the delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets are subject.

     3.3 LITIGATION. The Company has no knowledge of any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator involving the transactions contemplated by this Agreement.

                                    7 of 17

                                  ARTICLE 4.

                               OTHER PROVISIONS

     4.1 OTHER PROVISIONS. From the date hereof through and including the fifth
(5th) anniversary of the date first written above, Seidman and the Seidman Affiliates agree that, without the Company's prior written consent, neither Seidman nor the Seidman Affiliates will, or will permit or cause or encourage any of its Controlled Affiliates (as defined below) or Controlling Affiliates (as defined below) to:

     (a)acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any $0.01 par value Common Stock of the Company or other securities of the Company (collectively the "Securities") or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Securities;

     (b)make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the1934 Act) to vote any Securities, seek to advise, encourage or influence any person or entity with respect to the voting of any Securities, initiate or propose any shareholder proposal under Rule 14a-8 under the 1934 Act or induce or attempt to induce any other person to initiate any shareholder proposal;

     (c)make any statement or proposal, whether written or oral, to the Board of Directors of the Company, or to any director, officer or agent of the Company, or make any public announcement or proposal whatsoever with respect to a merger or other business combination, sale or transfer of assets, recapitalization, dividend, share repurchase, liquidation or other extraordinary corporate transaction with the Company or other transaction which could result in a change of control, or solicit or encourage any other person to make such statement or proposal;

     (d)form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to any Securities;

     (e)otherwise act, alone or in concert with others, to seek to exercise any control over the management, Board of Directors or policies of the Company;

     (f)make a public request to the Company (or its directors, officers, shareholders, employees or agents) to amend or waive any provisions of this Agreement, the Certificate of Incorporation or By-Laws of the Company;

     (g)take any action which might require the Company to make a public announcement regarding the possibility of any transaction referred to in paragraph (c) above or similar transaction or, advise, assist or encourage any other persons in connection with the foregoing;

     (h)provide, or act in concert with any Person to provide, any funds, services, or facilities, to any Person in support of any activity by such Person that would be a violation of

                                    8 of 17

        Seidman's or the Seidman Affiliates' covenants under this Section 4.1 if undertaken by any of them; or

     (i)disclose any intention, plan or arrangement inconsistent with the foregoing.

                                  ARTICLE 5.

                                  TERMINATION

     5.1 TERMINATION. This Agreement may be terminated at any time:

     (a)by the mutual consent of Seidman and the Company;

     (b)by the Company, if there shall have been a material breach of any covenant or representation or other agreement of Seidman or any Seidman Affiliate hereunder, and such breach shall not have been remedied within three (3) business days after receipt by Seidman of a notice in writing from the Company specifying the breach and requesting such be remedied; or

     (c)by Seidman, if there shall have been a material breach of any covenant or representation or other agreement of the Company hereunder, and such breach shall not have been remedied within three (3) business days after receipt by the Company of notice in writing from Seidman specifying the breach and requesting such be remedied.

     5.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 5.1, all obligations and agreements of the parties hereunder shall terminate, except that no such termination shall relieve any party from liability for any prior willful breach of this Agreement.


                                  ARTICLE 6.

                                MUTUAL RELEASES

     6.1 RELEASE AND WAIVER. Effective upon the execution of this Agreement, each of the parties hereto, for itself and for each of their respective principals, members, partners, fiduciaries, Affiliates, managers, directors, stockholders, officers, agents and employees and for the predecessors, successors and assigns of each of them (the "Releasing Persons"), does hereby forever and unconditionally release, acquit and discharge each of the other parties hereto, and each of their respective principals, members, partners, fiduciaries, Affiliates, managers, directors, stockholders, officers, agents and employees, and the predecessors, successors and assigns of each of them (collectively the "Released Persons"), with respect to any and all claims, controversies, causes of action, suits or liabilities of whatever kind or nature, whether known or unknown, whether in law or in equity, which the Releasing Persons had or has against any Released Person for any matter, thing, event or omission which arises directly or indirectly out of the ownership by the Seidman Affiliates of the Shares, including without limitation claims which such Person has or believes it may have as a stockholder relating to fiduciary duties of directors

                                    9 of 17
or officers, disclosure or similar matters; provided, however, that nothing contained herein shall release any claim with respect to this Agreement.



                                  ARTICLE 7.

                                 MISCELLANEOUS

     7.1 DEFINED TERMS. The following shall have the meanings indicated:

     "Affiliate" means any Person who controls another Person, is controlled by another Person, or who is under common control with another Person as specified in Rule 12b-2 under the 1934 Act; including, but not limited to, in the case of Seidman, the following: Seidman and Associates, LLC, Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Kerrimatt, L.P., and Federal Holdings, LLC.

     "Controlled Affiliates" shall mean a Person which is controlled by another Person.

     "Controlling Affiliates" shall mean a Person which controls another Person.

     "Knowledge," when used in respect of the Company or Seidman or any Seidman Affiliate, shall mean the actual knowledge of its Chief Executive Officer, Chief Operating Officer or Chief Financial Officer or Person having similar authority.

     "Person" shall have the meaning specified in Section 2(a)(2) of the 1933
     Act.

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "1933 Act" shall mean Securities Act of 1933, as amended.

     "1934 Act" shall mean Securities Exchange Act of 1934, as amended.

     7.2 SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies which they may have, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction.

     7.3 EFFORTS TO CLOSE. Subject to the terms and conditions hereof, the Company, Seidman and the Seidman Affiliates each agree to use their commercially reasonable efforts to take all action required of them to fulfill their respective obligations under the terms of this agreement and to facilitate the consummation of the transactions contemplated hereby.

     7.4 PUBLIC DISCLOSURE. As soon as practicable following the execution and delivery of this Agreement, the Company shall issue a press release in the form attached hereto as Exhibit B. Thereafter, without the prior written consent of the other party except as required

                                   10 of 17
by law, neither party shall make a public statement or other disclosure regarding the other party or the transactions contemplated hereby; provided, however, that without such prior written consent, the Company shall be free to make comments to its stockholders and employees and to financial analysts and the press which are consistent with disclosures in such press release; and provided, further, that the Company may file the press release and a copy of this Agreement as part of a Form 8-K filing under the 1934 Act, any filing made in connection with the Dutch Auction, or any other regulatory filing.

     7.5 EXPENSES. Each party to this Agreement shall pay its own costs and expenses (including all legal, accounting, broker, finder and investment banker fees) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company agrees to reimburse Seidman for $50,000 in expenses incurred by Seidman in connection with the Company's 2000 Annual Meeting of Stockholders.

     7.6 AMENDMENT. This Agreement shall not be amended or modified except by a writing duly executed by the parties hereto.

     7.7 FURTHER ASSURANCES. Each party to this Agreement shall execute all instruments and documents and take all actions as may reasonably be necessary to effectuate this Agreement.

     7.8 ENTIRE AGREEMENT. This Agreement, including the other instruments, agreements and documents delivered pursuant to this Agreement, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     7.9 HEADINGS. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

     7.10 NOTICES. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if delivered in person, or by electronic facsimile, or mailed, certified and registered mail with postage prepaid (and, if by electronic facsimile, with acknowledgment or evidence of receipt or with copies mailed, certified or registered mail with postage prepaid):

     (a)  If to Seidman or any Seidman Affiliate:

                    Lawrence B. Seidman
                    100 Misty Lane
                    P.O. Box 5430
                    Parsippany, NJ 07054

                                   11 of 17

                    With a copy to:
                    Stroock & Stroock & Lavan, LLP
                    Suite 3300
                    200 S. Biscayne Blvd NL
                    Miami, Florida  33131-2385
                    Attn: Michael Basile

     (b)  If to the Company:

                    Citizens First Financial Corp.
                    2101 North Veterans Parkway
                    Bloomington, Illinois 61704

                    With a copy to:
                    Howard & Howard Attorneys, P.C.
                    One Technology Plaza
                    211 Fulton Street, Suite 600
                    Peoria, Illinois 61602-1350
                    Attention: Theodore L. Eissfeldt

     7.11 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     7.12 WAIVER. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

     7.13 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity which is not a party or an assignee of a party to this Agreement.

     7.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every representation, warranty and agreement of the Parties contained herein or in any certificate, schedule or other document delivered before or at the Closing shall survive the Closing.

     7.15 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois without regard to conflict of law principles.

     7.16 ATTORNEYS' FEES. Should an action be instituted by either of the parties hereto in any court of law or equity pertaining to the enforcement of any of the provisions of this Agreement, the prevailing party shall be entitled to recover, in addition to any judgment or decree rendered therein, all court costs and reasonable attorneys' fees and expenses.

                                   12 of 17

     7.17 CONSTRUCTION. Each party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction that any ambiguity shall be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     7.18 SUCCESSORS AND ASSIGNS; ASSIGNMENT. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto shall be permitted to assign its rights under this Agreement except with the written consent of the other party. No assignment or transfer permitted hereunder shall relieve any such assignor or transferor of any of its obligations hereunder and any assignee or transferee shall assume in writing all of the undertakings of assignor or transferor under this Agreement.

     IN WITNESS WHEREOF, each of the parties have executed this Agreement as of the day and year first above written.

                              CITIZENS FIRST FINANCIAL CORP.


                              /s/ C. William Landefeld, President
                              ---------------------------------------
                              C. William Landefeld, President


                              LAWRENCE B. SEIDMAN, on behalf of himself and any Affiliate not otherwise listed below


                              /s/ Lawrence B. Seidman
                              ---------------------------------------
                              Lawrence B. Seidman


                              SEIDMAN AND ASSOCIATES, LLC


                              By:  /s/ Lawrence B. Seidman
                                 ------------------------------------
                              Its: Manager
                                  -----------------------------------

                              SEIDMAN INVESTMENT PARTNERSHIP, L.P.


                              By:  /s/ Lawrence B. Seidman
                                 ------------------------------------
                              Its: Manager
                                  -----------------------------------

                                   13 of 17

                              SEIDMAN INVESTMENT PARTNERSHIP II, L.P.


                              By:  /s/ Lawrence B. Seidman
                                 ---------------------------------------
                              Its: President Corporate General Partner
                                  --------------------------------------


                              KERRIMATT, L.P.


                              By:  /s/ Lawrence B. Seidman
                                 ---------------------------------------
                              Its: Investment Manager
                                  --------------------------------------

                              FEDERAL HOLDINGS, LLC


                              By:  /s/ Lawrence B. Seidman
                                 ---------------------------------------
                              Its: Investment Manager
                                  --------------------------------------

                                   14 of 17

                                                                       EXHIBIT A
                                                                       ---------

                           SCHEDULE OF OWNERSHIP OF
                  CITIZENS FIRST FINANCIAL CORP. COMMON STOCK
                       BY SEIDMAN AND SEIDMAN AFFILIATES
                            AS OF OCTOBER 27, 2000


Name and Address of Stockholder                            # of Shares Held
-------------------------------                            ----------------

Seidman and Associates, L.L.C.                                  24,000
Lanidex Center
100 Misty Lane
Parsippany, NJ 07054

Seidman Investment Partnership, L.P. 17,300                     17,300
19 Veteri Place
Wayne, NJ 07470

Seidman Investment Partnership II 9,300                          9,300
19 Veteri Place
Wayne, NJ 07470

Federal Holdings, LLC 14,300                                    14,300
One Rockefeller Plaza
New York, NY 10020

Kerrimatt, LP 12,400                                            12,400
80 Main Street
West Orange, NJ 07052

Lawrence Seidman & Sonia Seidman 3,000                           3,000
19 Veteri Place
Wayne, NJ 07470

                                                               -------

                        TOTAL                                  $80,300
                                                               =======


                                   15 of 17

                                                                       EXHIBIT B
                                                                       ---------


                  [CITIZENS FIRST FINANCIAL CORP. LETTERHEAD]


Contacts:
---------
C. William Landefeld, President and CEO       John A. Rodak
Citizens First Financial Corp.                Sandler O'Neill & Partners, L.P.
(309) 661-8700                                (800) 635-6860

FOR IMMEDIATE RELEASE October 31, 2000
---------------------

                        CITIZENS FIRST FINANCIAL CORP.
                      OFFERS TO BUY UP TO 391,000 SHARES
                              OF ITS COMMON STOCK


Bloomington, Illinois, -- First Financial Corp. (Nasdaq NMS: CFSB),
announced today that its Board of Directors has authorized the purchase of up to 391,000 shares of its common stock, which represents 20 percent of its 1,955,014 outstanding shares. The repurchase will be made through a "Modified Dutch Auction Tender." Under this procedure, Citizens First Financial Corp. stockholders will be given the opportunity to sell part or all of their shares to the Corporation at a price of not less than $15.00 per share and not more than $17.00 per share. This price range represents a to percent premium to the
October 27, 2000 closing price of $     per share. Based upon the minimum-and
maximum offering prices specified in the Offer, the aggregate purchase price, if 391,000 shares are purchased, would range from $5.9 million to $6.6 million. The Offer to Purchase Shares will expire at 5:00 p.m., New York City time on December 1, 2000, unless extended by Citizens First Financial Corp.

Under the procedures for a Modified Dutch Auction Tender, stockholders may offer to sell all or a portion of the shares they own at a price not more than the maximum price ($17.00) nor less than the minimum price ($15.00) specified in the Offer to Purchase. Upon the expiration of the Offer, Citizens First Financial Corp. will select the lowest purchase price that will allow it to buy 391,000 shares. All shares purchased in the Offer will receive the same price. If the number of shares tendered is equal to or less than 391,000 shares, the purchase price will be the highest price specified by tendering stockholders. If the number of shares tendered is greater than the number sought, Citizens First Financial Corp. will select the lowest price that will allow it to buy the number of shares it seeks. C. William Landefeld, Citizens First's President and Chief Executive Officer stated, "Citizens First has been actively analyzing alternatives for improving shareholder value. In September 2000, the Company began considering the dutch auction tender offer as a possible means of improving shareholder value. The Company, in connection with its financial and legal advisors, reviewed this alternative and concluded that the purchase of shares pursuant to the Tender Offer should have beneficial effects on stockholder value while maintaining a strong capital base to support the needs of the business. Based upon pro forma

                                   16 of 17
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financial analysis, the purchase of shares should have the effect of increasing earnings per share and raising the return on stockholders' equity."

In addition to the Company's announcement concerning the dutch auction, the Company also announced that it had entered into an agreement with Mr. Lawrence
B. Seidman, pursuant to which Mr. Seidman has agreed to tender or otherwise dispose of all shares of the Company's stock owned by him and his affiliates. As part of Mr. Seidman's agreement with the Company, he also agreed to refrain from purchasing the stock of the Company, engaging in a proxy contest, and taking various other actions for a 5-year period. The Company has agreed to reimburse $50,000.00 to Mr. Seidman for expenses incurred by him in connection with the Company's 2000 Annual Meeting of Stockholders. Mr. Landefeld stated, "while the Company's dialog with Mr. Seidman over the past year or so has been constructive, both parties are grateful that a strategic alternative existed which would benefit all of the shareholders of Citizens First Financial Corp. alike."

Citizens First Financial Corp. is a savings and loan holding company based in Bloomington, Illinois and has approximately $328.9 million in total assets. Its subsidiary bank, Citizens Savings Bank, has five offices located in Bloomington
(3), Normal and Fairbury, Illinois.

Sandler O'Neill & Partners, L.P. will act as the Dealer/Manager and Information Agent for the Offer, and Registrar and Transfer Company will be the depositary for the shares tendered. Questions to or requests for assistance may be directed to Sandler O'Neill & Partners, L.P. toll-free at (800) 635-6860.

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Citizens First Financial Corp. common stock. The Offer is made solely by the Offer to Purchase dated October 31, 2000 and the related Letter of Transmittal.

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